 Exhibit 10.4

Compensation Terms for Leighton J. Stephenson

Title: Chief Financial Officer and Vice President of Finance and Administrations

Salary: $175,000/annually

Incentive Bonus:	eligible to receive a bonus as established by the compensation committee of the board of directors

Relocation Expenses: Reimbursement up to $10,000.

Stock Options:	granted ten year non-qualified options to purchase 65,000 shares of the Company's common stock at $7.00. The options will vest at a rate of 33-1/3% commencing June 24, 2006.